Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PCS Edventures!, Inc. (the “Registrant”) on Form 10-K for the fiscal year ending March 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Todd R. Hackett, Chairman of the Board and Chief Executive Officer of the Registrant, and I, Michael J. Bledsoe, President and Principal Financial Officer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	June 30, 2025	By:	/s/ Todd R. Hackett
Todd R. Hackett, Chairman of the Board and Chief Executive Officer

Date:	June 30, 2025	By:	/s/ Michael J. Bledsoe
Michael J. Bledsoe, President and Principal Financial Officer and Director